Exhibit 99.1

NII Holdings Emerges from Chapter 11 Reorganization

RESTON, Va., June 26, 2015 — NII Holdings, Inc. (OTC: NIHDQ) (the “Company”) today announced that it has satisfied the conditions to the effectiveness of the First Amended Joint Plan Of Reorganization (the “Plan”) of the Company and certain of its subsidiaries that was confirmed by the United States Bankruptcy Court for the Southern District of New York on June 19, 2015 and has successfully emerged from its Chapter 11 reorganization proceedings.

“This is an important day for NII Holdings and all of our creditors, employees and customers,” said Steve Shindler, NII Holdings’ chief executive officer. “Working through the reorganization process has been challenging for all of our stakeholders, but we have emerged as a more streamlined and focused organization with a strong balance sheet and a healthy liquidity position. We will concentrate our future investments in Brazil where we see a promising long-term growth opportunity, while remaining focused on reducing expenses and maintaining a lean cost structure. We believe this is the best long-term strategy to create value for our stakeholders.”

Under the Plan, a new Board of Directors of NII consisting of seven directors was created at the time the Plan became effective. Currently the directors include CEO Steven Shindler, Kevin Beebe, James Continenza, Howard Hoffmann, Ricardo Knoepfelmacher and Christopher Rogers with one director vacancy that is expected to be filled in coming weeks. Additional information regarding our directors is included on the Company’s website at http://www.nii.com/boardofdirectors.html

Under the Plan, approximately 100 million shares of NII Holdings’ new common stock and $745 million in cash will be distributed to holders of senior notes issued by the Company’s subsidiaries, NII Capital Corp. and NII International Telecom S.C.A. The Company has applied to list the shares of NII Holdings’ new common stock on the NASDAQ Stock Exchange. It is expected that the conditions to that listing will be satisfied in coming weeks, at which time the shares are expected to trade under its former ticker symbol “NIHD”. Pending the completion of this listing process, the shares of NII Holdings new common stock are expected to be traded on the over-the-counter (OTC) market. Shares of NII Holdings’ common stock outstanding at the time the bankruptcy proceedings commenced have been canceled and holders of those shares will receive no distributions under the Plan.

The Company is expecting to host a quarterly conference call to announce its second quarter results in August. The Company does not plan to issue financial guidance or other information regarding its projected financial results other than that reported in its SEC Filings.

About NII Holdings, Inc.

NII Holdings, Inc. is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil and Argentina, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct Connect SM, a digital two-way radio. NII Holdings has been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. Visit the Company’s website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII Holdings’ news room for news and to access our markets’ news centers:

www.nii.com/newsroom.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2015. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the risk that our network technologies will not perform properly or support the services our customers want or need; the potential ongoing adverse effects of the recently completed Chapter 11 proceedings on the liquidity, results of operations, brand or business prospects of the Company’s operating subsidiaries; the Company’s ability to execute its business plan; ongoing costs related to the Chapter 11 proceedings and other litigation; and the additional risks and uncertainties that are described in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.

1875 Explorer Street, Suite 800

Reston, VA. 20190

(703) 390-5100

www.nii.com

Investor and Media Relations:

Tahmin Clarke

(703) 390-7174

tahmin.clarke@nii.com